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                                                                    EXHIBIT 99.5



                           NOTE MODIFICATION AGREEMENT


                  THIS NOTE MODIFICATION AGREEMENT (the "AGREEMENT") made this 13th day of October, 1998, between NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at Two World Financial Center, Building B, New York, New York 10281 ("PAYEE"), and MEI HOLDINGS, L.P., a Delaware limited partnership, having an address at c/o The Hampstead Group, Texas Commerce Tower, 2200 Ross Avenue, Suite 4200-W, Dallas, Texas 75201 ("MAKER").

                               W I T N E S S E T H


                  WHEREAS, Maker and Payee entered into that certain Loan Agreement in the amount of $10,000,000, dated as of June 5, 1997, between Maker, as borrower, and Payee, as lender, as further amended by that certain Letter Agreement dated as of June 27, 1997, as amended by that certain Letter Agreement dated as of March 30, 1998 (the "LETTER AGREEMENT"), as amended and restated by that certain Amended and Restated Loan Agreement dated as of May 8, 1998 whereby the Loan was increased to $20,000,000 (the "LOAN") as further amended by that certain side letter between Maker and Payee dated the date hereof (the "LOAN AGREEMENT"); and

                  WHEREAS, the Loan is evidenced by that certain Note dated June 5, 1997 (the "ORIGINAL NOTE"), as amended and restated by that certain Amended and Restated Promissory Note (the "AMENDED NOTE") dated May 8, 1998 (the Original Note as amended and restated by the Amended Note are hereinafter referred to as the "NOTE");

                  WHEREAS, the Note is secured, in part, by that certain Guaranty dated as of June 27, 1997 (the "ORIGINAL GUARANTY") between Malibu Centers, Inc. ("MCI") and Payee, as reaffirmed by that certain Reaffirmation and Ratification of Guaranty dated as of May 8, 1998 (the "REAFFIRMATION"), as further reaffirmed by that certain Second Reaffirmation and Ratification of Guaranty dated the date hereof (the "SECOND REAFFIRMATION", the Original Guaranty as reaffirmed by the Reaffirmation, as further reaffirmed by the Second Reaffirmation, hereinafter referred to as the "GUARANTY").
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                  WHEREAS, the Guaranty is secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated June 27, 1997 among MCI, Payee and Stewart Title of California, Inc., as trustee, recorded in Los Angeles County, California as instrument number 97 988989 (the "ORIGINAL CALIFORNIA DEED OF TRUST") as amended by the First Amendment to Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of May 8, 1998 (the "FIRST CALIFORNIA AMENDMENT"), as further amended by that Second Amendment to Deed of Trust, Assignment of Leases and Rents and Security Agreement dated the date hereof (the "SECOND CALIFORNIA AMENDMENT", the Original California Deed of Trust as amended by the First California Amendment as further amended by the Second California Amendment hereinafter referred to as the "CALIFORNIA DEED OF TRUST");

                  WHEREAS, the Guaranty is also secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated June 27, 1997 among MCI, Lender and Stewart Title of North Texas, as trustee, recorded in Harris County, Texas at Clerks File number S 526094 (the "ORIGINAL TEXAS DEED OF TRUST") as amended by the First Amendment to Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of May 8, 1998 (the "FIRST TEXAS AMENDMENT") as further amended by that certain Second Amendment to Deed of Trust, Assignment of Leases and Rents and Security Agreement dated the date hereof (the "SECOND TEXAS AMENDMENT", the Original Deed of Trust as amended by the First Amendment as further amended by the Second Texas Amendment hereinafter referred to as the "CALIFORNIA DEED OF TRUST", the California Deed of Trust and the Texas Deed of Trust hereinafter collectively referred to as the "MORTGAGE"); and

                  WHEREAS, Maker and Payee have agreed in the manner hereinafter set forth to modify the terms of the Note.

                  NOW, THEREFORE, by Maker's and Payee's execution and delivery hereof, and in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Payee agree as follows:

                  1. All capitalized terms not defined herein shall have the meaning ascribed to them in the Note.




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                  2.       The definition of "Maturity Date" in the Note is
                           hereby modified to January 20, 1999.

                  3. The principal sum of the Note is hereby increased to TWENTY ONE MILLION THIRTY FOUR THOUSAND SEVEN HUNDRED FIFTY NINE AND NO/100 DOLLARS ($21,034,759.00). All references in the Note to the principal sum of the Note shall from and after the date hereof until repaid mean $21,034,759.

                  4. Borrower represents and warrants that the current outstanding principal sum on the Note, as modified by this Agreement, is the principal sum of $21,034,759.

                  5. From and after the date hereof, all references in the Note to the "Loan Agreement", the "Note", the "Pledge", the "Guaranty" and the other "Loan Documents" shall mean such documents as modified, amended or supplemented from time to time.

                  6. In addition to other all amounts secured by the lien of the Mortgage, the lien of the Mortgage shall secure the increased principal amount. Except as modified by the Second Texas Amendment and the Second California Amendment, the Mortgage remains unmodified and in full force and effect and shall continue to constitute a lien on the California Property and the Texas Property.

                  7. The Maker and Payee hereby agree that the Pledge, the Guaranty and the other Loan Documents (as defined in the Loan Agreement) shall continue to secure or guaranty, as the case may be, the Note, as modified hereby.

                  8. The Maker represents that there are no present defenses, offsets or counterclaims with respect to the Mortgage and the Note, as modified hereby.

                  9. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.



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                  IN WITNESS WHEREOF, Maker and Payee have duly executed this
Agreement as of the day and year first written above written.


                           MAKER:

                           MEI HOLDINGS, L.P., a Delaware limited partnership

                           By: MEI GENPAR, L.P.
                               its general partner

                                   By:      HH GenPar Partners, its general
                                            partner

                                            By:      Hampstead Associates, Inc.,
                                                     a managing general partner



                                            By: /s/ KYM IRVIN
                                               ---------------------------------
                                              Name: Kym Irvin
                                              Title: Authorized Representative


                           PAYEE:

                           NOMURA ASSET CAPITAL CORPORATION, a
                           Delaware corporation


                              By: /s/ LANCE W. HABERIN
                                 ---------------------------------
                                Name: Lance W. Haberin
                                Title: Vice President






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